Exhibit 5.1

[OPPENHEIMER WOLFF & DONNELLY LLP LETTERHEAD]

June 25, 2002

The Board of Directors
BioSante Pharmaceuticals, Inc.
111 Barclay Boulevard
Lincolnshire, IL 60069

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

        We have acted as counsel to BioSante Pharmaceuticals, Inc. ("BioSante"), a Delaware corporation, in connection with the registration by BioSante of the offer and sale, on a best efforts basis, of up to $10,000,000 in shares of the common stock, $0.0001 par value per share (the "Shares"), of BioSante pursuant to BioSante's registration statement on Form SB-2, as amended, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

        In acting as counsel for BioSante and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of BioSante, agreements and other instruments, certificates of officers and representatives of BioSante, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

  1.
  BioSante has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

  2.
  The Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Registration Statement and the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

        We express no opinion with respect to laws other than those of the federal law of the United States of America and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP